SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 21, 1997


                           LIBERTY PROPERTY TRUST
                    LIBERTY PROPERTY LIMITED PARTNERSHIP
                    ------------------------------------
   (Exact name of registrant as specified in their governing documents)


       MARYLAND                     1-13130             23-7768996
     PENNSYLVANIA                   1-13132             23-2766549
---------------------------      -------------     -------------------
State or other jurisdiction      (Commission       (I.R.S. Employer
 of incorporation)                File Number)     Identification No.)


65 VALLEY STREAM PARKWAY, SUITE 100
MALVERN, PENNSYLVANIA                                         19355
---------------------------------------                     ----------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (610) 648-1700

ITEM 5:  OTHER EVENTS
---------------------

A.   PORTFOLIO ACQUISITION

Liberty Property Limited Partnership, is a Pennsylvania limited partnership (the "Operating Partnership"). Liberty Property Trust, a Maryland real estate investment trust (the "Trust") owns an approximate 91.54% interest in the Operating Partnership (as of March 31, 1997) (the Trust and the Operating Partnership are collectively referred to as the "Company"):

On June 23, 1997, the Company acquired title to 7 office properties, comprising approximately 915,000 leaseable square feet, located in suburban Detroit, Michigan. Specifically, these 7 properties consist of a 634,359 square foot office building in the City of Southfield, Michigan (the "Southfield Property") and 6 office buildings aggregating 280,746 square feet located in the City of Troy, Michigan (the "Troy Properties"). The Southfield Property and the Troy Properties were acquired pursuant to a Purchase Agreement dated May 23, 1997 (the "Purchase Agreement"). In accordance with the terms of the Purchase Agreement, the Company has also agreed to purchase six flex properties in the City of Farmington Hills, Michigan (the "Farmington Hills Properties"). The Farmington Hills Properties represent an aggregate of 224,110 leaseable square feet. The purchase of the Farmington Hills Properties, which is scheduled to occur on July 7, 1997, is subject to various contingencies, including among others, completion of due diligence and other customary conditions. Accordingly, there can be no assurance that the Company will acquire the Farmington Hills Properties. Collectively, the Southfield Property, the Troy Properties and the Farmington Hills Properties are referred to as the "Detroit Properties".

The Detroit Properties aggregate approximately 1.1 million leaseable square feet. In accordance with the Purchase Agreement, total consideration for the Detroit Properties is $127.5 million. To the extent closed, the total consideration was paid in cash provided through the Company's financing sources. The portion of the purchase consideration relating to the scheduled closing on July 7, 1997, will also be provided by the Company's financing sources. It is estimated that the Company's total investment in the Detroit Properties will be $130.6 million. The total investment for a property is defined as the property's purchase price plus closing costs and management's estimate, as determined at the time of acquisition, of the cost of necessary building improvements ("Total Investment").

B.   AMENDMENT TO DECLARATION OF TRUST

At the Trust's 1997 Annual Meeting of Shareholders, held on May 21, 1997, the shareholders approved amendments to the Trust's Amended and Restated Declaration of Trust (as amended, the "Declaration of Trust") which became effective on May 29, 1997. The amendments reduced the ownership limitation applicable to the Trust's shares of beneficial interest, which include the Trust's common shares as well as any preferred shares of beneficial interest that may be issued in the future

(the "Ownership Limitation"), from 7.5% to 5% and conformed the legend required to appear on certificates evidencing the Trust's shares of beneficial interest to reflect the aforementioned reduction in the Ownership Limitation. The amendments also gave the Trust's Board of Trustees the authority to grant exemptions from the Ownership Limitation without the necessity of obtaining the approval of the Trust's shareholders except in those instances where the aggregate ownership limitations in the Declaration of Trust designed to protect the Trust's tax status as a real estate investment trust would be breached, in which case an exemption from the Ownership Limitation would continue to require approval by the affirmative vote of not less than two-thirds of the Trust's shares of beneficial interest then outstanding and entitled to vote on the matter. Prior to the effective date of the amendments, any exemption from the Ownership Limitation required the aforementioned approval of the Trust's shareholders.

C.  AMENDMENT TO SHARE INCENTIVE PLAN

At the meeting, the Trust's shareholders also approved an amendment to the Trust's Amended and Restated Share Incentive Plan (the "Plan") which increased the number of the Trust's shares of beneficial interest available for awards pursuant to the Plan from 2,100,000 to 4,033,535.






















Statements contained in this report, contain forward-looking statements with respect to estimates of total investment, future acquisitions, and pro forma financial information and their underlying assumptions. As such, these statements involve risks and uncertainties that could affect future results, and accordingly, such results may differ from those expressed herein. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and releasing activities and rates.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------
                                                                   PAGE
                                                                   -----

 (a)  Statement of Operating Revenues and Certain
      Operating Expenses for the Detroit Properties

             Report of Independent Auditors........................   6

             Statement of Operating Revenues and Certain
                Operating Expenses for the Detroit Properties
                for the three months ended March 31, 1997
                (unaudited) and for the year ended December 31,
                1996...............................................   7
             Notes to the Statement of Operating Revenues and
                Certain Operating Expenses for the Detroit
                Properties for the three months ended
                March 31, 1997 (unaudited) and for the year
                ended December 31, 1996............................   8

 (b)   Pro Forma Financial Information (unaudited)

      Liberty Property Trust.......................................  11

             Pro Forma Condensed Consolidated Balance Sheet as of
                March 31, 1997.....................................  12
             Pro Forma Consolidated Statement of Operations for
                the three months ended March 31, 1997..............  13
             Notes to Pro Forma Condensed Consolidated Financial
                Statements as of and for the three months ended
                March 31, 1997.....................................  14
             Pro Forma Consolidated Statement of Operations for
                the year ended December 31, 1996...................  15
             Notes to Pro Forma Consolidated Statement of
                Operations for the year ended December 31, 1996....  16

      Liberty Property Limited Partnership.........................  17

             Pro Forma Condensed Consolidated Balance Sheet as of
                March 31, 1997.....................................  18
             Pro Forma Consolidated Statement of Operations for
                the three months ended March 31, 1997..............  19
             Notes to Pro Forma Condensed Consolidated Financial
                Statements as of and for the three months ended
                March 31, 1997.....................................  20
             Pro Forma Consolidated Statement of Operations for
                the year ended December 31, 1996...................  21
             Notes to Pro Forma Consolidated Statement of
                Operations for the year ended December 31, 1996....  22

(c)   Signatures...................................................  23

(d)   Exhibits

             3.1.1   Amended and Restated Declaration of Trust

             10.1    Amended and Restated Share Incentive Plan*

             23.1    Consent of Independent Auditors

------------------

      *Constitutes a management compensation plan or arrangement.

REPORT OF INDEPENDENT AUDITORS


To The Board of Trustees and Shareholders
Liberty Property Trust


We have audited the accompanying Statement of Operating Revenues and Certain Operating Expenses of the Detroit Properties, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the management of the Detroit Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Operating Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership) and, as described in Note 1, is not intended to be a complete presentation of the Detroit Properties' revenues and expenses.

In our opinion, the Statement of Operating Revenues and Certain
Operating Expenses referred to above presents fairly, in all material respects, the Operating Revenues and Certain Operating Expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                /s/ FEGLEY & ASSOCIATES
Plymouth Meeting, Pennsylvania                  FEGLEY & ASSOCIATES
June 5, 1997

     STATEMENT OF OPERATING REVENUES AND CERTAIN OPERATING EXPENSES FOR THE DETROIT PROPERTIES FOR THE THREE MONTHS ENDED MARCH 31, 1997
         (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 1996
                             (IN THOUSANDS)

                                               THREE
                                            MONTHS ENDED     YEAR ENDED
                                             MARCH 31,      DECEMBER 31,
                                                1997            1996
                                           -------------    ------------

Operating revenues:

 Rental                                       $ 2,670         $ 9,030

 Operating expense
  reimbursement                                 1,684           6,007
                                           -------------    ------------

 Total operating
   revenues                                     4,354          15,037
                                          -------------    ------------

Certain operating
  expenses:

  Rental property
   expenses                                       941           3,666

  Real estate taxes                               382           1,510
                                          -------------    ------------

  Total certain
   operating expenses                           1,323           5,176
                                          -------------    ------------

Operating revenues in
   excess of certain
   operating expenses                          $3,031         $ 9,861
                                          =============    ============

The accompanying notes are an integral part of this statement.

                NOTES TO THE STATEMENT OF OPERATING REVENUES AND
             CERTAIN OPERATING EXPENSES FOR THE DETROIT PROPERTIES
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
              (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 1996
                               (IN THOUSANDS)


1.  Summary of Significant Accounting Policies
----------------------------------------------

The Statement of Operating Revenues and Certain Operating Expenses (see "Basis of Presentation" below) includes the operations of the Detroit Properties, which include the properties acquired by Liberty Property Limited Partnership (the "Operating Partnership") on June 23, 1997 and anticipated to be acquired July 7, 1997, as described below. Liberty Property Trust (the "Company") owns an approximate 91.54% partners' interest in the Operating Partnership (as of March 31, 1997) (the Trust and the Operating Partnership are collectively referred to as the "Company").

PROPERTY NAME               LOCATION                DESCRIPTION
--------------------------  --------------------    --------------------
26911-26957 Northwestern    Southfield, MI          One, multi-level
                                                     office building
                                                     634,359 square feet

27260 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     50,391 square feet

27200 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     42,156 square feet

27280 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     49,944 square feet

27220 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     22,175 square feet

27240 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     18,665 square feet

27300 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     40,779 square feet

1650 Research Drive         Troy, MI                Three story office
                                                     building
                                                     70,562 square feet

1775 Research Drive         Troy, MI                Single story office
                                                     building
                                                     30,450 square feet

1875 Research Drive         Troy, MI                Single story office
                                                     building
                                                     30,305 square feet

1850 Research Drive         Troy, MI                Three story office
                                                     building
                                                     72,229 square feet

1965 Research Drive         Troy, MI                Single story office
                                                     building
                                                     38,600 square feet

1960 Research Drive         Troy, MI                Single story office
                                                     building
                                                     38,600 square feet

USE OF ESTIMATES
----------------

Generally accepted accounting principles required management to make estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported revenues and expenses.

BASIS OF PRESENTATION
---------------------

The Statement of Operating Revenues and Certain Operating Expenses is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, depreciation, interest and income taxes are not presented. The Company is not aware of any factors relating to the Detroit Properties that would cause the reported financial information not to be indicative of future operating results. General company overhead has not been allocated to the Detroit Properties.

The financial information presented for the three months ended March 31, 1997 is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Statements of Revenues and Certain Operating Expenses for the Detroit Properties.

The properties consist of multi-tenant commercial office space and flex space leased to tenants under leases with varying terms. Tenant renewal options are available.

REVENUE RECOGNITION
-------------------

Base rental income attributable to leases is recorded on a straight-line basis over the applicable lease term. The leases also typically provide for tenant reimbursement of common area maintenance and other operating expenses which are included in the accompanying Statement of Operating Revenue and Certain Operating Expenses as operating expense reimbursements.

2.   MINIMUM FUTURE RENTALS
---------------------------

Future minimum rental payments due from tenants of the Detroit
Properties under non-cancellable operating leases as of December 31, 1996 are as follows (in thousands):

                1997                         $10,834
                1998                           9,788
                1999                           8,738
                2000                           7,025
                2001                           6,182
                Thereafter                    33,620
                                             -------

                Total                        $76,187
                                             =======

                         LIBERTY PROPERTY TRUST

               PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


The unaudited, pro forma condensed consolidated balance sheet as of March 31, 1997 reflects the incremental effect of the Detroit Properties described in Item 5 as if the acquisitions had occurred on March 31, 1997. The accompanying unaudited, pro forma consolidated statement of operations for the three months ended March 31, 1997 and the year ended December 31, 1996 reflect the incremental effect of the Detroit Properties, as if such acquisitions had occurred on January 1, 1996. These statements should be read in conjunction with respective consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and its Annual Report on Form 10-K for the year ended December 31, 1996. In the opinion of management, the unaudited, pro forma consolidated financial information provides for all adjustments necessary to reflect the effects of the Detroit Properties.

These pro forma statements may not necessarily be indicative of the results that would have actually occurred if the acquisition of the Detroit Properties had been in effect on the date indicated, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

                          LIBERTY PROPERTY TRUST

              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF MARCH 31, 1997
                        (UNAUDITED, IN THOUSANDS)

                                                              LIBERTY
                                                              PROPERTY
                             HISTORICAL    DETROIT             TRUST
                                <F1>      PROPERTIES        CONSOLIDATED
                             ----------   -----------       ------------
ASSETS:
Investment in real estate,
 net                         $1,194,911   $  130,612  <F2>   $1,325,523
Cash and cash equivalents        20,146            -             20,146
Deferred financing and
 leasing costs, net              26,172            -             26,172
Other assets                     50,483            -             50,483
                             ----------   -----------       -----------

   Total assets              $1,291,712   $  130,612         $1,422,324
                             ==========   ===========       ===========

LIABILITIES:
Mortgage loans               $  313,662                      $  313,662
Subordinated debentures         150,244                         150,244
Lines of credit                 152,754   $  130,612  <F3>      283,366
Other liabilities                64,130            -             64,130
                             ----------   -----------       -----------

   Total liabilities            680,790      130,612            811,402
                             ----------   -----------       -----------

MINORITY INTEREST                51,655            -             51,655
                             ----------   -----------       -----------

SHAREHOLDERS' EQUITY:
Common shares                        40            -                 40
Additional paid-in capital      560,281            -            560,281
Unearned compensation            (1,303)           -             (1,303)
Retained earnings                   249            -                249
                             ----------   -----------       -----------

     Total shareholders'
      equity                    559,267            -            559,267
                             ----------   -----------       -----------

     Total liabilities and
      shareholders' equity   $1,291,712   $  130,612        $ 1,422,324
                             ==========   ===========       ===========

The accompanying notes are an integral part of this unaudited, pro forma condensed consolidated financial statement.

                               LIBERTY PROPERTY TRUST

                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                                                           LIBERTY
                                         DETROIT          PRO              PROPERTY
                           HISTORICAL   PROPERTIES       FORMA              TRUST
                              <F1>         <F4>       ADJUSTMENTS        CONSOLIDATED
                           ----------   -----------   ------------       ------------
REVENUE
Rental                     $   34,641   $    2,670                       $    37,311
Operating expense reim-
 bursement                     10,849        1,684                            12,533
Management fees                   153            -                               153
Interest and other                839            -                               839
                           ----------   -----------                      ------------
Total revenue                  46,482        4,354                            50,836
                           ----------   -----------                      ------------

OPERATING EXPENSES
Rental property expenses        8,639          941                             9,580
Real estate taxes               3,280          382                             3,662
General and administrative      2,487            -      $     125  <F5>        2,612
Depreciation and amorti-
 zation                         7,970            -            694  <F6>        8,664
                           ----------   -----------   ------------       ------------

Total operating expenses       22,376        1,323            819             24,518
                           ----------   -----------   ------------       ------------

Operating income               24,106        3,031           (819)            26,318

Interest expense               12,582            -          2,596  <F7>       15,178
                           ----------   -----------   ------------       ------------

Income (loss) before
 minority interest             11,524        3,031         (3,415)            11,140

Minority interest                 975          256           (289) <F8>          942
                           ----------   -----------   ------------       ------------

Net income (loss)          $   10,549   $    2,775    $    (3,126)       $    10,198  <F9>
                           ==========   ===========   ============       ============

Net income per common
 share - primary                                                         $       .31
                                                                         ============

Weighted average number
 of common shares out-
 standing                                                                     32,781
                                                                         ============

The accompanying notes are an integral part of this unaudited, proforma consolidated financial statement.

                         LIBERTY PROPERTY TRUST

     NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
         AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (Unaudited, dollars in thousands)


<F1>  Reflects historical financial information of the Company as of
March 31, 1997 and for the three months ended March 31, 1997.

<F2>  Reflects the Total Investment in the Detroit Properties.

<F3>  Reflects the use of $130,612 from the line of credit to finance the Total Investment in the Detroit Properties.

<F4>  Reflects incremental addition of revenues and certain expenses of the Detroit Properties in order to reflect a full three months of operations for these acquisitions.

<F5>  Reflects the adjustment necessary to reflect the estimated incremental general and administrative expense for the Detroit
Properties.

<F6>  Reflects incremental depreciation of the Detroit Properties based on asset lives of 40 years.

<F7>  Reflects an incremental increase in interest expense from the assumed borrowings of $130,612 million on the line of credit to fund the purchase of the Detroit Properties.

<F8>  Reflects the allocation of the pro forma adjustment to minority interest based upon pro forma minority interest in the Operating
Partnership of approximately 8.46%.

<F9>  The Company's pro forma taxable income for the three month period ended March 31, 1997 is approximately $10,594 which has been calculated as pro forma income from operations of approximately $10,198 plus GAAP depreciation and amortization of $8,664 less tax basis depreciation and amortization and other tax differences of approximately $8,268.

                            LIBERTY PROPERTY TRUST
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996
                (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                                                           LIBERTY
                                          DETROIT          PRO             PROPERTY
                           HISTORICAL    PROPERTIES       FORMA             TRUST
                              <F1>          <F2>       ADJUSTMENTS       CONSOLIDATED
                           ----------    ----------    ------------      ------------
REVENUE
Rental                     $  112,841     $ 9,030                          $121,871
Operating expense reim-
 bursement                     35,886       6,007                            41,893
Management fees                 1,340           -                             1,340
Interest and other              4,198           -                             4,198
                           ----------     --------                         ---------
Total revenue                 154,265      15,037                           169,302
                           ----------     --------                         ---------

OPERATING EXPENSES
Rental property expenses       29,624       3,666                            33,290
Real estate taxes              11,229       1,510                            12,739
General and administrative      8,023           -         $    500  <F3>      8,523
Depreciation and amorti-
 zation                        28,203           -            2,776  <F4>     30,979
                           ----------     --------        ---------        ---------

Total operating expenses       77,079       5,176            3,276           85,531
                           ----------     --------        ---------        ---------

Operating income               77,186       9,861           (3,276)          83,771

Premium on debenture con-
 version                        1,027           -                -            1,027
Interest expense               38,528           -           10,384  <F5>     48,912
                           ----------     --------        ---------        ---------

Income (loss) before
 minority interest             37,631       9,861         $(13,660)          33,832

Minority interest               3,891       1,020           (1,412) <F6>      3,499
                            ----------    --------        ---------       ----------

Net income (loss)          $   33,740     $ 8,841         $(12,248)        $ 30,333  <F7>
                           ==========     ========        =========       ==========

Net income per common
 share - primary                                                           $   1.02
                                                                          ==========

Weighted average number
 of common shares out-
 standing                                                                    29,678
                                                                          ==========

The accompanying notes are an integral part of this unaudited, proforma consolidated financial statement.

                        LIBERTY PROPERTY TRUST

     NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED DECEMBER 31, 1996
                    (Unaudited, dollars in thousands)


<F1>  Reflects historical operations of the company for the year ended
December 31, 1996.

<F2>  Reflects the incremental addition of revenues and certain expenses of the Detroit Properties in order to reflect a full twelve months of operations for these acquisitions.

<F3>  Reflects the adjustment necessary to reflect the estimated incremental general and administrative expense for the Detroit
Properties.

<F4>  Reflects incremental depreciation of the Detroit Properties based on asset lives of 40 years.

<F5>  Reflects an incremental increase in interest expense from the assumed borrowings of $130,612 on the line of credit to fund the purchase of the Detroit Properties.

<F6>  Reflects the allocation of the pro forma adjustment to minority interest based upon pro forma minority interest in the Operating
Partnership of approximately 10.34%.

<F7>  The Company's pro forma taxable income for the year ended December
31, 1996 is approximately $29,175 which has been calculated as pro forma income from operations of approximately $30,333 plus GAAP depreciation and amortization of $30,979 less tax basis depreciation and amortization and other tax differences of approximately $32,137.

                  LIBERTY PROPERTY LIMITED PARTNERSHIP

               PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


The unaudited, pro forma condensed consolidated balance sheet as of March 31, 1997 reflects the incremental effect of the Detroit Properties described in Item 5 as if the acquisitions had occurred on March 31, 1997. The accompanying unaudited, pro forma consolidated statement of operations for the three months ended March 31, 1997 and the year ended December 31, 1996 reflects the incremental effect of the Detroit Properties, as if such acquisitions had occurred on January 1, 1996. These statements should be read in conjunction with respective consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter March 31, 1997 and its Annual Report on Form 10-K for the year ended December 31, 1996. In the opinion of management, the unaudited, pro forma consolidated financial information provides for all adjustments necessary to reflect the effects of the Detroit Properties.

These pro forma statements may not necessarily be indicative of the results that would have actually occurred if the acquisition of the Detroit Properties had been in effect on the date indicated, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

                 LIBERTY PROPERTY LIMITED PARTNERSHIP

              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF MARCH 31, 1997
                        (UNAUDITED, IN THOUSANDS)

                                                              LIBERTY
                                                              PROPERTY
                                                              LIMITED
                             HISTORICAL    DETROIT          PARTNERSHIP
                                <F1>      PROPERTIES        CONSOLIDATED
                             ----------   -----------       ------------
ASSETS:
Investment in real estate,
 net                         $1,194,911   $ 130,612  <F2>   $1,325,523
Cash and cash equivalents        20,146           -             20,146
Deferred financing and
 leasing costs, net              26,172           -             26,172
Other assets                     50,483           -             50,483
                             ----------   -----------       -----------

   Total assets              $1,291,712   $ 130,612         $1,422,324
                             ==========   ===========       ===========

LIABILITIES:
Mortgage loans               $  313,662                     $  313,662
Subordinated debentures         150,244                        150,244
Lines of credit                 152,754   $ 130,612   <F3>     283,366
Other liabilities                64,130                         64,130
                             ----------   -----------       -----------

    Total liabilities           680,790     130,612            811,402
                             ----------   -----------       -----------

OWNERS' EQUITY
General partner's equity        559,267           -            559,267
Limited partners' equity         51,655           -             51,655
                             ----------   -----------       -----------

    Total owners' equity
      equity                    610,922           -            610,922
                             ----------   -----------       -----------

     Total liabilities and
      owners' equity         $1,291,712   $ 130,612         $1,422,324
                             ==========   ===========       ===========

The accompanying notes are an integral part of this unaudited, pro forma condensed consolidated financial statement.

                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                          (UNAUDITED AND IN THOUSANDS)
                                                                           LIBERTY
                                                                           PROPERTY
                                         DETROIT          PRO              LIMITED
                           HISTORICAL   PROPERTIES       FORMA           PARTNERSHIP
                              <F1>         <F4>       ADJUSTMENTS        CONSOLIDATED
                           ----------   -----------   ------------       ------------
REVENUE
Rental                     $   34,641   $  2,670                         $   37,311
Operating expense reim-
 bursement                     10,849      1,684                             12,533
Management fees                   153          -                                153
Interest and other                839          -                                839
                           ----------   -----------                      ------------
Total revenue                  46,482      4,354                             50,836
                           ----------   -----------                      ------------

OPERATING EXPENSES
Rental property expenses        8,639        941                              9,580
Real estate taxes               3,280        382                              3,662
General and administrative      2,487          -       $      125  <F5>       2,612
Depreciation and amorti-
 zation                         7,970          -              694  <F6>       8,664
                           ----------   -----------   ------------       ------------

Total operating expenses       22,376      1,323              819            24,518
                           ----------   -----------   ------------       ------------

Operating income               24,106      3,031             (819)           26,318

Interest expense               12,582          -            2,596  <F7>      15,178
                           ----------   -----------   ------------       ------------

Net income (loss)          $   11,524   $  3,031      $    (3,415)       $   11,140
                           ==========   ===========   ============       ============

Net income (loss)
 allocated to general
 partner                   $   10,549   $  2,775      $    (3,126)       $   10,198
                           ==========   ===========   ============       ============

Net income (loss)
 allocated to limited
 partners                         975        256             (289) <F8>         942
                           ==========   ===========   ============       ============

The accompanying notes are an integral part of this unaudited, proforma consolidated financial statement.

                 LIBERTY PROPERTY LIMITED PARTNERSHIP

     NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
         AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (Unaudited, dollars in thousands)


<F1>  Reflects historical financial information of the Company as of
March 31, 1997 and for the three months ended March 31, 1997.

<F2>  Reflects the Total Investment in the Detroit Properties.

<F3>  Reflects the use of $130,612 from the line of credit to finance the Total Investment in the Detroit Properties.

<F4>  Reflects the incremental addition of revenues and certain expenses of the Detroit Properties in order to reflect a full three months of operations for these acquisitions.

<F5>  Reflects the adjustment necessary to reflect the estimated incremental general and administrative expense for the Detroit
Properties.

<F6>  Reflects incremental depreciation of the Detroit Properties based on asset lives of 40 years.

<F7>  Reflects an incremental increase in interest expense from the assumed borrowings of $130,612 million on the line of credit to fund the purchase of the Detroit Properties.

<F8>  Reflects the allocation of the pro forma adjustment to the net income allocated to the limited partners based upon pro forma ownership in the Operating Partnership of approximately 8.46%.

                      LIBERTY PROPERTY LIMITED PARTNERSHIP

                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996
                            (UNAUDITED AND IN THOUSANDS)
                                                                             LIBERTY
                                                                             PROPERTY
                                          DETROIT            PRO             LIMITED
                           HISTORICAL    PROPERTIES         FORMA          PARTNERSHIP
                              <F1>          <F2>         ADJUSTMENTS       CONSOLIDATED
                           ----------   ------------     ------------      ------------
REVENUE
Rental                     $  112,841   $   9,030                           $121,871
Operating expense reim-
 bursement                     35,886       6,007                             41,893
Management fees                 1,340           -                              1,340
Interest and other              4,198           -                              4,198
                           ----------   -----------                         ---------
Total revenue                 154,265      15,037                            169,302
                           ----------   -----------                         ---------

OPERATING EXPENSES
Rental property expenses       29,624       3,666                             33,290
Real estate taxes              11,229       1,510                             12,739
General and administrative      8,023           -         $     500   <F3>     8,523
Depreciation and amorti-
 zation                        28,203           -             2,776   <F4>    30,979
                           ----------   -----------      ------------       ---------

Total operating expenses       77,079       5,176             3,276           85,531
                           ----------   -----------      ------------       ---------

Operating income               77,186       9,861            (3,276)          83,771

Premium on debenture con-
 version                        1,027           -                 -            1,027
Interest expense               38,528           -            10,384   <F5>    48,912
                           ----------   -----------      ------------       ---------

Net income (loss)          $   37,631   $   9,861        $  (13,660)        $ 33,832
                           ==========   ===========      ============       =========

Net income (loss)
 allocated to general
 partner                   $   33,740   $   8,841        $  (12,248)        $ 30,333

Net income (loss)
 allocated to limited
 partners                       3,891       1,020            (1,412)  <F6>     3,499
                           ==========   ===========      ============       =========

The accompanying notes are an integral part of this unaudited, proforma consolidated financial statement.

                  LIBERTY PROPERTY LIMITED PARTNERSHIP

     NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEAR ENDED DECEMBER 31, 1996
                    (Unaudited, dollars in thousands)


<F1>  Reflects historical financial information of the Company for the year ended December 31, 1996.

<F2>  Reflects the incremental addition of revenue and certain expenses of the Detroit Properties in order to reflect a full twelve months of operations for these acquisitions.

<F3>  Reflects the adjustment necessary to reflect the estimated incremental general and administrative expense for the Detroit
Properties.

<F4>  Reflects incremental depreciation of the Detroit Properties based on asset lives of 40 years.

<F5>  Reflects an incremental increase in interest expense from the assumed borrowings of $130,612 million on the line of credit to fund the purchase of the Detroit Properties.

<F6>  Reflects the allocation of the pro forma adjustment to the net income allocated to the limited partners based upon pro forma ownership in the Operating Partnership of approximately 10.34%.

                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LIBERTY PROPERTY TRUST



Dated:  June 24, 1997           BY: /s/ JOSEPH P. DENNY
                                ----------------------------------------
                                NAME:   Joseph P. Denny
                                TITLE:  President


                                LIBERTY PROPERTY LIMITED PARTNERSHIP
                                BY:  LIBERTY PROPERTY TRUST,
                                     SOLE GENERAL PARTNER


Dated:  June 24, 1997           BY: /s/ JOSEPH P. DENNY
                                ----------------------------------------
                                NAME:   Joseph P. Denny
                                TITLE:  President

EXHIBIT 3.1.1

                          LIBERTY PROPERTY TRUST

                AMENDED AND RESTATED DECLARATION OF TRUST

                            Dated May 29, 1997


      This AMENDED AND RESTATED DECLARATION OF TRUST (the "Declaration of Trust") is made as of the date set forth above and hereby amends and restates the Trust's Amended and Restated Declaration of Trust, dated June 22, 1994.

      WHEREAS, the Trustees desire to create hereby a real estate investment trust under the laws of the State of Maryland; and

      WHEREAS, the Trustees desire that this trust qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), so long as such qualification, in the opinion of the Trustees, is advantageous to the holders of beneficial interest in the Trust; and

      WHEREAS, the beneficial interest in the Trust shall be divided into transferable shares of one or more classes evidenced by certificates;

      NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all Property which they have or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, and manage the Trust Property for the benefit of the holders of beneficial interest in the Trust as provided by this Declaration of Trust.


                                ARTICLE I

                          THE TRUST; DEFINITIONS

SECTION 1.1  The name of the trust (hereinafter called the "Trust") is:

                          LIBERTY PROPERTY TRUST

So far as may be practicable, the business of the Trust shall be conducted and transacted under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally and shall not refer to the Shareholders of the Trust, or to any officers, employees or agents of the Trust or of such Trustees.

Under circumstances in which the Trustees determine that the use of the name "Liberty Property Trust" is not practicable or desirable, they may use any other designation or name for the Trust.

SECTION 1.2 Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland is Robert A. Snyder, Jr., c/o Weinberg and Green, 100 South Charles Street, Baltimore, Maryland 21201. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

SECTION 1.3 Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or, except as provided in Section 12.4, a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

SECTION 1.4 Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.

SECTION 1.5 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

"Adviser" means the Person, if any, appointed, employed or contracted with by the Trust pursuant to Section 4.1.

"Affiliate" or "Affiliated" means, as to any individual, corporation, partnership, trust or other association (other than the Trust), any Person (i) who is an officer, director, partner or trustee of such corporation, partnership, trust or other association or of any Person which controls, is controlled by, or is under common control with, such individual, corporation, partnership, trust or other association or (ii) which controls, is controlled by, or is under common control with, such individual, corporation, partnership, trust or other association.

"Bylaws" means the Bylaws of the Trust as the same may be amended from time to time.

"Excluded Assets" shall have the meaning ascribed to the term "Non-REIT Assets" in the Company's Registration Statement on Form S-11 relating to the Company's Initial Public Offering (as such term is defined in Section 7.1).

"Mortgages" means mortgages, deeds of trust or other security interests in or applicable to Real Property.

"Operating Partnership" means Liberty Property Limited Partnership, a Delaware limited partnership.

"Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government and agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"Real Property" or "Real Estate" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

"REIT Provisions of the Code" means Sections 856 through 858 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

"Rouse Affiliates" means the Rouse Senior Executives and their respective Affiliates and associates, present or future, including, without limitation, any other Person acting in concert or as a group with any of the foregoing Persons.

"Rouse Group" means Rouse & Associates and the partnerships, corporations and other entities in which Rouse & Associates and/or its Affiliates have a controlling interest, which the Trust acquires on or prior to the Closing Date of the Initial Public Offering.

"Rouse Senior Executives" means Willard G. Rouse III, George F. Congdon and Joseph P. Denny, together with David C. Hammers, Leslie Reid Price, Robert E. Fenza, Claiborn M. Carr, John A. Castorina, Jill R. Felix, Larry Gildea and Robert Goldschmidt.

"Securities" means Shares, any stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

"Securities of the Trust" means any Securities issued by the Trust.

"Shareholders" means holders of record of outstanding Shares.

"Shares" means transferable shares of beneficial interest of the Trust of any class or series.

"Trustees" means, collectively, the individuals named in Section 2.2 of this Declaration so long as they continue in office and all other individuals who have been duly elected and qualified as trustees of the Trust hereunder.

"Trust Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees.

                               ARTICLE II

                                TRUSTEES

SECTION 2.1 Number. Prior to the Closing Date of the Initial Public Offering (as such term is defined in Section 7.1) the number of Trustees initially shall be seven (7) which number may thereafter be increased or decreased only by the unanimous vote of the Trustees then in office from time to time; however, the total number of Trustees shall be not fewer than three (3) and not more than fifteen (15). No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

SECTION 2.2 Initial Board; Term. The Trustees shall be classified, with respect to the time for which they severally hold office, into three classes (individually, a "Class" and collectively, "Classes"), Class I, Class II and Class III, with approximately one-third of the total number of Trustees in each class as determined by the Trustees. There shall initially be seven (7) Trustees in the three classes, with two (2) in each of Class II and Class III and three (3) in Class I. The names and addresses of the Class I Trustees, who shall serve initially for a term expiring at the annual meeting of Shareholders to be held in 1995 and until their successors are duly elected and qualified are:

Willard G. Rouse III
c/o 65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

M. Leanne Lachman
c/o 65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

J. Anthony Hayden
c/o 65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

The names and addresses of the Class II Trustees, who shall serve initially for a term expiring at the annual meeting of Shareholders to be held in 1996 and until their successors are duly elected and qualified are:

George F. Congdon
c/o 65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

Frederick F. Buchholz
c/o 65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

The name and address of the Class III Trustee, who shall serve initially for a term expiring at the annual meeting of Shareholders to be held in 1997 and until their successors are duly elected and qualified are:

Joseph P. Denny
c/o 65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

George A. Butler
c/o 65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

At the first annual meeting of Shareholders and at each annual meeting of the Shareholders thereafter, the successors to the Class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

At all times following the Initial Public Offering, at least a majority of the members of the Board of Trustees shall be independent. A trustee shall be considered "independent" hereunder if such individual is not an officer or an employee of the Trust or any Affiliate of the Trust when serving as a Trustee; provided, however, that if less than a majority of trustees are independent (through resignation or otherwise), such circumstance shall not cause the Trust to terminate or affect the powers of the remaining trustees to fill vacancies pursuant to the By-laws.


SECTION 2.3 Resignation; Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed from office only at a meeting of shareholders called for that purpose by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all Property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform those acts.

SECTION 2.4 Legal Title. Legal title to all Trust Property shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee, or the Trust, or any other Person as nominee. The right, title and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to
Section 2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.

                               ARTICLE III

                            POWERS OF TRUSTEES

SECTION 3.1 General. Subject to the express limitations herein or in the Bylaws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (2) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees. Any construction of this Declaration of Trust or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive.
The enumeration and definition of particular powers of the Trustees included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the general laws of the State of Maryland as now or hereafter in force.

SECTION 3.2 Specific Powers and Authority. Subject only to the express limitations herein (including, but not limited to, those set forth in Section 9.5), and in addition to all other powers and authority conferred by this Declaration of Trust or by law, the Trustees, without any vote, action or consent by the Shareholders, shall have and may exercise, at any time or times, in the name of the Trust or on its behalf the following powers and authorities:

      (a) Investments. Subject to Article IX, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind (including, without limitation, Securities and Mortgages) wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Trust acquires have a term greater or lesser than the term of office of the Trustees or the possible termination of the Trust, for such consideration as the Trustees may deem proper (including cash, property of any kind or Securities of the Trust); provided, however, that the Trustees shall take such actions as they deem necessary and desirable to comply with any requirements of Title 8 relating to the types of assets held by the Trust.

      (b)  Sale, Disposition and Use of Property.  Subject to Article V,
Article IX and Section 10.3, to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Trust or the Trustees) or otherwise dispose of any or all of the Trust Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, on such terms as they deem appropriate; to give consents and make contracts relating to the Trust Property and its use or other property or matters; to develop, improve, manage, use, alter and otherwise deal with the Trust Property; and to rent, lease or hire from others property of any kind; provided, however, that the Trust may not use or apply land for any purposes not permitted by applicable law.

      (c) Financings. To borrow or in any other manner raise money for the purposes and on the terms they determine, and to evidence the same by issuance of Securities of the Trust, which may have such provisions as the Trustees determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Trust Property to secure any such Securities of the Trust, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.

      (d) Loans. Subject to Article IX, to lend money or other Trust Property on such terms, for such purposes and to such persons as they may determine.

      (e) Issuances of Securities. Subject to Article IX, to create and authorize the issuance, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders; to issue any type of Securities of the Trust, and any options, warrants or rights to subscribe therefor, all without vote of or other action by the Shareholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.

      (f) Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Trustees, for carrying out the purposes of this Declaration of Trust and conducting the business of the Trust, including compensation or fees to Trustees, officers, employees and agents of the Trust, and to Persons contracting with the Trust, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Trust, the Trust Property, or the Trustees in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

      (g) Collection and Enforcement. To collect, sue for and receive money or other property due to the Trust; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests, or things relating to the Trust, the Trust Property, or the Trust's affairs; to exercise any rights and enter into any agreements, and take any other action necessary or desirable in connection with the foregoing.

      (h) Deposits. To deposit funds or Securities constituting part of the Trust Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Trustees determine.

      (i) Allocation; Accounts. To determine whether moneys, profits or other assets of the Trust shall be charged or credited to, or allocated between, income and capital, including whether to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Trust Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Trust shall be maintained; and to allocate to the Shareholders equity account less than all of the consideration paid for Shares and to allocate the balance to paid-in capital or capital surplus.

      (j) Valuation of Property. To determine the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and to revalue all or any part of the Trust Property, all in accordance with such information as is reasonable, in their sole judgment.

      (k) Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Trust Property to the same extent that an individual owner might, including, without limitation, to vote or give any consent, request, or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers; provided, however, that after the Initial Five Year Period (as defined in Section 7.1) the Trustees shall not, without the prior affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote, effect
(i) the merger or consolidation of the Operating Partnership in a transaction in which the Operating Partnership is not the surviving entity, (ii) a voluntary sale or other transfer of all or substantially all of the assets owned by the Operating Partnership, (iii) the dissolution of the Operating Partnership, (iv) the institution of any proceedings for bankruptcy on behalf of the Operating Partnership, (v) the making of a general assignment for the benefit of creditors or acquiescence to the filing of an involuntary bankruptcy petition against the Operating Partnership or (vi) the appointment of a custodian, receiver or trustee for all or any part of the assets of the Operating Partnership.

      (l) Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Trust and such committees of the Board of Trustees with such powers and duties as the Trustees may determine or the Trust's Bylaws provide; to engage, employ or contract with and pay compensation to any Person (including, subject to Section 9.5, any Trustee and any Person who is an Affiliate of any Trustee) as agent, representative, Adviser, members of an advisory board, employee or independent contractor (including advisers, consultants, transfer agents, registrars, underwriters, accountants, attorneys, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or others) in one or more capacities, to perform such services on such terms as the Trustees may determine; to delegate to one or more Trustees, officers or other Persons engaged or employed as aforesaid or to committees of Trustees or to the Adviser, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts or other instruments, either in the names of the Trust, the Trustees or as their attorneys or otherwise, as the Trustees may determine; and to establish such committees as they deem appropriate.

      (m) Associations. Subject to Section 9.5, to cause the Trust to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind through which the Trustees may exercise any and all powers accorded them by this Declaration of Trust.

      (n) Reorganizations; Etc. Subject to Sections 10.2 and 10.3, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Trust Property or carry on any business in which the Trust shall have an interest; to merge or consolidate the Trust with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Trust Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Trust holds, or is about to acquire, Securities or any other interests.

      (o) Insurance. To purchase and pay for out of Trust Property insurance policies insuring the Trust and the Trust Property against any and all risks, and insuring the Shareholders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such Person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim or liability.

      (p) Executive Compensation; Pension and Other Plans. To adopt and implement executive compensation, pension, profit sharing, stock option, stock bonus, stock purchase, stock appreciation rights, savings, thrift, retirement, incentive or benefit plans, trusts or provisions, applicable to any or all Trustees, officers, employees or agents of the Trust, or to other Persons who have benefited the Trust, all on such terms and for such purposes as the Trustees may determine.

      (q) Distributions. To declare and pay dividends or other distributions to Shareholders, subject to Article VII with respect to Excess Shares.

      (r) Indemnification. In addition to the indemnification provided for in Section 9.4, to indemnify any Person, including any Adviser or independent contractor, with whom the Trust has dealings.

      (s) Charitable Contributions. To make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust.

      (t) Discontinue Operations; Bankruptcy. To discontinue the operations of the Trust (subject to Section 11.2); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Trust Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Trust or the Trustees or otherwise defending or responding to such foreclosure; to confess judgment against the Trust; or to take such other action with respect to indebtedness or other obligations of the Trustees, in such capacity, the Trust Property or the Trust as the Trustees in their discretion may determine.

      (u) Termination of Status. To terminate the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.

      (v) Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Trust.

      (w) Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Trust.

      (x) Bylaws. To adopt, implement and from time to time amend Bylaws of the Trust relating to the business and organization of the Trust which are not inconsistent with the provisions of this Declaration of Trust.

      (y) Voting Trust. To participate in, and accept Securities issued under or subject to, any voting trust.

      (z) Proxies. To solicit proxies of the Shareholders at the expense of the Trust.

      (aa) Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.

                               ARTICLE IV

                                ADVISER

SECTION 4.1 Appointment. The Trustees are responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisers or independent contractors of the Trust. The Trustees are not required, however, to conduct personally the business of the Trust, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Adviser and may grant or delegate such authority to the Adviser as the Trustees may, in their sole discretion, deem necessary or desirable. The Trustees may determine the terms of retention and the compensation of the Adviser and may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and principles established by the Trustees.

SECTION 4.2 Affiliation and Functions. The Trustees, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Adviser.

                               ARTICLE V

                           INVESTMENT POLICY

The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8, with respect to the composition of the Trust's investments and the derivation of its income. Subject to
Section 3.2(u), the Trustees will use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for tax treatment provided in the REIT Provisions of the Code; provided, however, no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2. The Trustees may change from time to time by resolution or in the Bylaws of the Trust, such investment policies as they determine to be in the best interests of the Trust, including prohibitions or restrictions upon certain types of investments.

                               ARTICLE VI

                                SHARES

SECTION 6.1 Shares. The beneficial interest in the Trust shall be divided into Shares. The total number of Shares which the Trust has authority to issue is two hundred million (200,000,000), and shall consist of Shares, which may comprise one or more series or classes, and such other types, series or classes of Securities of the Trust as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Trust. Shares may be issued for such consideration as the Trustees determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be full paid and nonassessable by the Trust.

SECTION 6.2 Common Shares. Common Shares ("Common Shares") shall have a par value of $.001 per share and, subject to the provisions of Article VII with respect to Excess Shares (as defined in Article VII), shall entitle the holders to one vote per Common Share on a non-cumulative basis on all matters upon which Shareholders are entitled to vote pursuant to Section 8.2, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, preemptive, appraisal, conversion or exchange rights. Subject to the express terms of any class of Common Shares outstanding at the time, and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and, subject to the provisions of Article VII regarding Excess Shares, the terms, preferences, conversion and other rights, including, but not limited to, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class of Shares, and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

SECTION 6.3 Preferred Shares. The Trustees are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of preferred Shares ("Preferred Shares") and, with respect to any such series, to fix the numbers, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and other terms or conditions of redemption of such series. Subject to the express terms of any series of Preferred Shares at the time, and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Preferred Shares by setting or changing, in any one or more respects, from time to time before issuing the Preferred Shares, and, subject to the provisions of Article VII regarding Excess Shares, the terms, preferences, conversion and other rights, including, but not limited to, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption, of any series of Preferred Shares, and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

SECTION 6.4 Dividends or Distributions. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code; however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The exercise of the powers and rights of the Trustees pursuant to this Section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

SECTION 6.5 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration or in the resolution creating any class or series of Shares. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Property. The death of a Shareholder shall not terminate the Trust or give his legal representative any rights against other Shareholders, the Trustees or the Trust Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder.


                               ARTICLE VII

                         RESTRICTION ON TRANSFER,
              ACQUISITION AND REDEMPTION OF EQUITY SHARES;
                        EXCHANGE FOR EXCESS SHARES

SECTION 7.1 Definitions. For the purposes of this Article VII, the following terms shall have the following meanings:

"Beneficial Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

"Charitable Beneficiary" shall mean one or more organizations described in Sections 170(b)(1)(A ) or 170(c) of the Code which shall be the beneficiaries of the Charitable Trust.

"Charitable Trust" shall mean the trust established for the benefit of the Charitable Beneficiary pursuant to Section 7.15 for which the Trust is the trustee, interests in which shall be allocated in accordance with the provisions of Section 7.19.

"Closing Date of the Initial Public Offering" shall mean the time and date of payment for and delivery of Common Shares issued pursuant to the Initial Public Offering, excluding the Common Shares issuable upon exercise of the over-allotment option granted in connection with the Initial Public Offering.

"Equity Shares" shall mean either Common Shares or Preferred Shares.

"Excess Shares" shall have the meaning ascribed to it in Section 7.3.

"Existing Holder" shall mean (a) any Person (other than any of the Rouse Principals) who is or would be, upon the exchange of OP Units, the Beneficial Owner of Common Shares and/or Preferred Shares in excess of the Ownership Limit both upon and immediately after the Closing Date of the Initial Public Offering, so long as, but only so long as, such Person Beneficially Owns or would, upon the exchange of OP Units, Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit and (b) any Person (other than any of the Rouse Principals) to whom an Existing Holder transfers, subject to the limitations provided in this Article VII, Beneficial Ownership of Common Shares and/or Preferred Shares causing such transferee to Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit.

"Existing Holder Limit" (a) for any Existing Holder who is an Existing Holder by virtue of clause (a) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of OP Units, by such Existing Holder upon and immediately after the Closing Date of the Initial Public Offering and, after any adjustment pursuant to Section 7.9, shall mean such percentage of the outstanding Equity Shares as so adjusted; and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who transfers Beneficial Ownership of Common Shares and/or Preferred Shares to such transferee Existing Holder or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 7.9, shall mean such percentage of the outstanding Equity Shares as so adjusted. From the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, the Secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

"Initial Public Offering" means the sale of Common Shares pursuant to the Trust's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

"Market Price" shall mean the last reported sales price reported on the New York Stock Exchange, Inc. (the "Exchange") of Common Shares or Preferred Shares, as the case may be, on the trading date immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price of, or the average of the closing bid and asked prices for, Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the fair market value of Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trustees.

"OP Units" shall mean units of limited partnership of the Operating
Partnership.

"Ownership Limit" shall mean that number of Shares which equals the lesser of (a) 5.0% of the number of outstanding Equity Shares and (b) 5.0% of the value of outstanding Equity Shares, and after any adjustment as set forth in Section 7.10, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

"Person" shall mean a Person as defined in Article I but solely for purposes of this Article VII shall not include an underwriter that participated in a public offering of the Common Shares and/or Preferred Shares for a period of 25 days following the purchase by such underwriter of the Common Shares and/or Preferred Shares in connection with such public offering.

"Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares, if such Transfer had been valid under
Section 7.2.

"Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Equity Shares, if such Transfer had been valid under Section 7.2.

"Restriction Termination Date" shall mean the first day after the Closing Date of the Initial Public Offering on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or to continue to, qualify as a REIT.

"Rouse Principals Limit" shall initially mean that number of Shares which equals the lesser of (a) 19.9% of the number of outstanding Equity Shares and (b) 19.9% of the value of outstanding Equity Shares, and after any adjustment as set forth in Section 7.10, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

"Rouse Principals" shall mean Willard G. Rouse III, George F. Congdon, Joseph Denny and David C. Hammers.

"Special Trustee" shall mean the Trust as trustee for the Charitable Trust, and any successor trustee appointed by the Trust.

"Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

SECTION 7.2  Ownership Limitation.

      (a) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder or any of the Rouse Principals) shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit, no Existing Holder shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit for such Existing Holder, the Rouse Principals, in the aggregate, shall not Beneficially Own Common Shares and/or Preferred Shares in excess of the Rouse Principals' Limit, and no Person (other than any of the Rouse Principals) shall acquire Common Shares in excess of the Ownership Limit in the Initial Public Offering.

      (b) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder or any of the Rouse Principals) Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

      (c) Except as provided in Section 7.9 and 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in an Existing Holder or the Rouse Principals, in the aggregate, Beneficially Owning Common Shares and/or Preferred Shares in excess of the applicable Existing Holder Limit, or the Rouse Principals' Limit, as the case may be, shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Existing Holder or Rouse Senior Executive in excess of the applicable Existing Holder Limit or Rouse Principals' Limit; and such Existing Holder or Rouse Senior Executive shall acquire no rights in such Common Shares and/or Preferred Shares.

      (d) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in Common Shares and/or Preferred Shares being owned by fewer than 100 Shareholders (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

      (e) From and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Common Shares and/or Preferred Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

SECTION 7.3  Excess Shares.

      (a)   If, not withstanding the other provisions contained in this
Article VII, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or change in the capital structure of the Trust (except for a change resulting from the exchange of OP Units for Equity Shares) such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the applicable Ownership Limit, Existing Holder Limit, or Rouse Principals' Limit, then, except as otherwise provided in Sections 7.9 and 7.12, such Common Shares and/or Preferred Shares in excess of such Ownership Limit, Existing Holder Limit, or Rouse Principals' Limit (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article
VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Shares).

      (b)   If, notwithstanding the other provisions contained in this
Article VII, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or change in the capital structure of the Trust (except for a change resulting from the exchange of OP Units for Equity Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Common Shares and/or Preferred Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Shares).

SECTION 7.4 Prevention of Transfer. If the Board of Trustees or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 7.2, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 7.2(b),
(c), (d) and (e) shall automatically result in the designation and treatment described in Section 7.3, irrespective of any action (or non-action) by the Board of Trustees.

SECTION 7.5 Notice to Trust. Any Person who acquires or attempts to acquire Shares in violation of Section 7.2, or any Person who is a transferee such that Excess Shares result under Section 7.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

SECTION 7.6 Information for Trust. From and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination
Date:

      (a) Every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Equity Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

      (b) Each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the Shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

SECTION 7.7 Other Action by Board. Nothing contained in this Article VII shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a REIT.

SECTION 7.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

SECTION 7.9 Modification of Existing Holder and Rouse Principals' Limits. The Existing Holder and Rouse Principals' Limits may be modified as follows:

      (a) Subject to the limitations provided in Section 7.11, the Board of Trustees may grant share options which result in Beneficial Ownership of Common Shares and/or Preferred Shares by an Existing Holder or Rouse Senior Executive pursuant to a share option plan approved by the Board of Trustees and/or the Shareholders. Any such grant shall increase the Existing Holder or Rouse Principals' Limit for the affected Existing Holder or Rouse Senior Executive to the maximum extent possible under Section 7.11 to permit the Beneficial Ownership of the Common Shares and/or Preferred Shares issuable upon the exercise of such share option.

      (b) Subject to the limitations provided in Section 7.11, an Existing Holder or Rouse Senior Executive may elect to participate in a dividend reinvestment plan approved by the Board of Trustees which results in Beneficial Ownership of Common Shares and/or Preferred Shares by such participating Existing Holder or Rouse Senior Executive and any comparable reinvestment plan of the Operating Partnership, wherein those Existing Holders or Rouse Principals holding OP Units are entitled to purchase additional OP Units. Any such participation shall increase the Existing Holder and Rouse Senior Executive Limits for the affected Existing Holder and Rouse Principals to the maximum extent possible under Section 7.11 to permit Beneficial Ownership of the Common Shares and/or Preferred Shares acquired or which can be acquired as a result of such participation.

      (c) The Board of Trustees will reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article VII by such Existing Holder by the percentage of the total outstanding Equity Shares so Transferred or after the lapse (without exercise) of a stock option described in Section 7.9(a) by the percentage of the total outstanding Equity Shares that the share option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

SECTION 7.10 Increase in Ownership Limit. Subject to the limitations provided in Section 7.11, the Board of Trustees may from time to time increase the Ownership Limit or Rouse Principals' Limit; provided, however, that no increase in the Ownership Limit or Rouse Principals' Limit shall be effective without the prior affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote.

SECTION 7.11  Limitations on Changes in Existing Holder and Ownership
Limits.

      (a) Except as may occur in connection with action taken by the Trustees under Section 3.2(u), neither the Ownership Limit, any Existing Holder Limit, nor the Rouse Principals' Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Common Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.0% in number or value (determined as provided in the definition of "Ownership Limit" in Section 7.1) of the outstanding Equity Shares.

      (b) Prior to the modification of any Existing Holder Limit, Ownership Limit, or Rouse Principals' Limit pursuant to Sections 7.9 or 7.10, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

      (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

SECTION 7.12 Exemptions by Board. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees, and upon at least 15 days written notice from a Transferee prior to the proposed Transfer which, if consummated, would result in the intended Transferee owning Shares in excess of the Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be; provided, however, that no exemption from the Ownership Limit or the Existing Holder Limit shall be effective without the prior affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote if, after giving effect to such exemption, five Beneficial Owners of Common Shares (assuming each such Beneficial Owner Beneficially Owns the greater of (i) the Ownership Limit or (ii) the greatest number or percentage of Shares such Beneficial Owner is permitted to own pursuant to this
Section 7.12 or any other provision hereof) would Beneficially Own, in the aggregate, more than 49% in number or value (determined as provided in the definition of "Ownership Limit" in Section 7.1) of the outstanding Equity Shares.

SECTION 7.13 Legend. Each certificate for Shares shall bear substantially the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust, no Person (unless such Person is an Existing Holder) may Beneficially Own Shares in excess of that number of Shares which equals the lesser of 5.0% (or such greater percentage as may be determined by the Board of Trustees) of (a) the number of outstanding Equity Shares of the Trust and (b) the value of outstanding Equity Shares of the Trust. Any Person who attempts or proposes to beneficially own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which will be sent without charge to each Shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in the Charitable Trust by the Trust.

SECTION 7.14 Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 7.15 Charitable Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 7.3, such Excess Shares shall be deemed to have been transferred to the Trust, as Special Trustee of the Charitable Trust for the exclusive benefit of the Charitable Beneficiary or Beneficiaries. Excess Shares so held in trust shall be issued and outstanding Shares. Neither the Purported Record Transferee or the Purported Beneficial Transferee shall have any rights in such Excess Shares.

SECTION 7.16 Dividends on Excess Shares. Excess Shares shall be entitled to dividends or other distributions which shall be paid to the Trust as trustee of the Charitable Trust for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust as trustee for the Charitable Trust and held for the exclusive benefit of the Charitable Beneficiary. Any dividend declared and unpaid shall be void ab initio as to the Purported Record Transferee or the Purported Beneficial Transferee and shall be repaid to the Trust as trustee of the Charitable Trust and held for the exclusive benefit of the Charitable Beneficiary.

SECTION 7.17 Liquidation Distributions for Excess Shares. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, as trustee, or any successor trustee appointed by the Trust, as holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares of the same series and Excess Shares constituting Preferred Shares of the same series and in the case of Excess Shares constituting Common Shares, ratably with each other holder of Common Shares of the same class and Excess Shares constituting Common Shares of the same class, that portion of the assets of the Trust available for distribution to the Shareholders as the number of Excess Shares held by such holder bears to the total number of (a) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares of the same series and (b) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares of the same class. The Trust, to the extent it holds Excess Shares as trustee of the Charitable Trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution and holding Excess Shares as trustee of the Charitable Trust, shall distribute any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust in accordance with the priorities and limitations set forth in Section 7.19, and as if such assets were the proceeds from the disposition of the Excess Shares with respect to which the distribution is received.

SECTION 7.18 Voting Rights for Excess Shares. The holder of Excess Shares shall not be entitled to vote on any matter. In lieu thereof, the Trust as trustee of the Charitable Trust shall be deemed to have been given an irrevocable proxy by such holder of Excess Shares to vote the shares for the benefit of the Charitable Beneficiary. To the extent that any vote has been taken by a Purported Record Transferee or Purported Beneficial Transferee, as the case may be, such vote shall be rescinded as void ab initio.

SECTION 7.19 Non-Transferability of Excess Shares. Excess Shares shall not be transferable. Subject to Section 7.20, the Trust as trustee of the Charitable Trust may freely designate a Transferee of an interest in the Charitable Trust (representing the number of Excess Shares held in the Charitable Trust attributable to a transaction that resulted in the Excess Shares) if Excess Shares held in the Charitable Trust would not be Excess Shares in the hands of such Transferee. If such a transfer is made by the Trust, the proceeds of such a sale shall be payable in accordance with the terms of the Charitable Trust as follows. The Purported Beneficial Transferee would receive the lesser of (i) the price per share received by the Trust from the transfer of the Excess Shares or (ii) the price per Share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or, if the Purported Beneficial Transferee did not give value for such Excess Shares (i.e., such Shares were purported to be Transferred through a gift, devise or other transaction not involving any payment), a price per Share equal to the Market Price for the Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Any proceeds in excess of the amount payable to the Purported Beneficial Transferee shall be payable to the Charitable Beneficiary. Upon such transfer of an interest in the Charitable Trust, the corresponding Excess Shares in the Charitable Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee.

SECTION 7.20 Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, on the date of the transaction resulting in such Excess Shares at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a gift, devise or other purported Transfer not involving any payment, the Market Price at the time of such gift, devise or other purported Transfer not involving any payment) and (b) the Market Price of Common Shares or Preferred Shares to which such Excess Shares relate on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of 90 days after the later of
(a) the date of the transaction that resulted in such Excess Shares and
(b) the date the Board of Trustees determines in good faith that a transaction resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 7.5, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 7.19.

SECTION 7.21 Trust as Agent. If any of the foregoing provisions of this Article VII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, and to comply with the determination of such court, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust and subject to its direction.

SECTION 7.22 Amendment to Article VII. Notwithstanding any other provision in this Declaration of Trust or Bylaws, no Section of this
Article VII may be amended or repealed without the affirmative vote of the holders of two-thirds of the Shares then outstanding and entitled to vote.

SECTION 7.23 Priority of New York Stock Exchange, Inc. Transactions. Notwithstanding anything in this Article VII to the contrary, nothing herein shall preclude the settlement of a transaction entered into through the facilities of the New York Stock Exchange, Inc.

                               ARTICLE VIII

                               SHAREHOLDERS

SECTION 8.1 Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws at which the Trustees shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

SECTION 8.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 8.1 and 2.3; (b) amendment of any provision of this Declaration of Trust as provided in Section 10.1; (c) termination of the Trust as provided in Section 11.2; (d) reorganization of the Trust as provided in Section 10.2; (e) merger, consolidation or Share exchange of the Trust, or the sale or disposition of substantially all of the Trust Property (except for a merger of any entity into the Trust in which the Trust owns 90% or more of the entire equity interests in such entity) as provided in Section 10.3; (f) any matter regarding the Operating Partnership requiring the affirmative vote of Shares pursuant to Section 3.2(k); and (g) any matter for which a vote of Shareholders is required by a national securities exchange on which the Shares are traded. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

                               ARTICLE IX

             LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
                          EMPLOYEES AND AGENTS
              AND TRANSACTIONS BETWEEN THEM AND THE TRUST

SECTION 9.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

SECTION 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or
(ii) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that, the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

SECTION 9.3 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

SECTION 9.4 Indemnification and Advancement for Expenses. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any Person who is a present or former Shareholder, Trustee, officer, employee or agent of the Trust or (b) any Person who, while a Shareholder, Trustee or officer of the Trust and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such Person may become subject by reason of his being or having been a Shareholder, Trustee or officer or by reason of having served in any of the capacities described in (b) above at the request of the Trust while a Shareholder, Trustee or officer. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a Person who served a predecessor of the Trust in any of the capacities described in (a) or
(b) above and to any employee or agent of the Trust or a predecessor of the Trust.

SECTION 9.5 Transactions Between the Trust and its Trustees, Officers, Employees and Agents.

      (a) Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including without limitation for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

      (b) Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section 3.2 or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, director, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the Board of Trustees (including the affirmative vote of a majority of the disinterested Trustees even if they constitute less than a quorum of the Board). Any Trustee who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

      (c) Notwithstanding anything in Section 9.5(b) to the contrary, subsequent to the Closing Date of the Initial Public Offering (as such term is defined in Article VII), the affirmative vote of a majority of the votes cast by the independent Trustees (even if they constitute less than a quorum of the Board) shall be required: (i) to approve the purchase by the Trust or its subsidiaries (including the Operating Partnership and its subsidiaries) of any of the Excluded Assets; (ii) to approve the sale or refinancing of any properties of the Trust or its subsidiaries (including the Operating Partnership and its subsidiaries) contributed by the Rouse Group on or prior to the Closing Date of the Initial Public Offering; and (iii) to approve or adopt, or to waive any right of the Trust (including the waiver of a right to enforce any existing right) under, or to amend in a manner so as to reduce, limit or otherwise eliminate any right of the Trust or any of its subsidiaries under, any agreement or transaction between the Trust or any of its subsidiaries and any one or more of the Rouse Group or the Rouse Senior Executives of their Affiliates, including, but not limited to, employment agreements and agreements pursuant to which the Rouse Group or the Rouse Senior Executives contributed their respective interests in properties to the Operating Partnership.

                               ARTICLE X

                AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 10.1  Amendment.

      (a) This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except that Section 2.3,
Section 3.2(k), Article VII, Section 8.2, Section 9.3, Article X and
Section 11.2 may be amended only by the affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote.

      (b) The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under Title 8.

      (c) An amendment to this Declaration of Trust shall become effective as provided in Section 12.5.

      (d) This Declaration of Trust may not be amended except as provided in this Section 10.1.

SECTION 10.2 Reorganization. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (a) cause the organization of a corporation, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust; (b) merge the Trust into, or sell, convey and transfer the Trust Property to, any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Trust; and (c) thereupon terminate the Trust and deliver such Securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Shares held by them; provided that any such action shall have been approved, at a meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon.

SECTION 10.3 Merger, Consolidation or Sale of Trust Property. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell or otherwise dispose of all or substantially all of the Trust Property; provided, that such action shall have been approved, at a meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of not less than (i) two-thirds, if the Trust is not the surviving entity in any such merger or consolidation or in the event of a proposed sale or disposition of all or substantially all of the Trust Property, or (ii) a majority, in all other cases, of the Shares then outstanding and entitled to vote thereon.

                               ARTICLE XI

                   DURATION AND TERMINATION OF TRUST

SECTION 11.1 Duration of Trust. The Trust shall continue perpetually unless terminated pursuant to Section 11.2 or pursuant to any applicable provision of Title 8.

SECTION 11.2  Termination of Trust.

      (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon. Upon the termination of the Trust:

           (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

           (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other Property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

           (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights, so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares (other than Common Shares) at the time outstanding shall be entitled, the remaining Trust Property available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Shares (other than Common Shares) at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

      (b) After termination of the Trust, the liquidation of its business, and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and thereupon the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.


                               ARTICLE XII

                              MISCELLANEOUS

SECTION 12.1 Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 12.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Shareholders; (d) a copy of this Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact which relates to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

SECTION 12.3  Provisions in Conflict with Law or Regulations.

      (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to
Section 10.1; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

      (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

SECTION 12.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions except to the extent provided in the By-laws.

SECTION 12.5 Approvals. This Amended and Restated Declaration of Trust has been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law. The principal office, resident agent, and names and addresses of Trustees currently in office, are as set forth in the Amended and Restated Declaration of Trust.

SECTION 12.6 Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

EXHIBIT 10.1

                       LIBERTY PROPERTY TRUST
               AMENDED AND RESTATED SHARE INCENTIVE PLAN


1. Purpose. Liberty Property Trust (the "Company") hereby amends and restates the Liberty Property Trust Share Incentive Plan (the "Plan") as set forth herein. The Plan is intended to recognize the contributions made to the Company by key employees, consultants and advisors of the Company or an Affiliate (including employees who are members of the Board of Trustees) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire common shares of beneficial interest, $.001 par value per share (the "Shares"), in the Company, and through transfers of Shares subject to conditions of forfeiture. In addition, the Plan is intended as an additional incentive to members of the Board of Trustees (the "Trustees") who are not employees of the Company or an Affiliate to serve on the Board of Trustees and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of Options to acquire Shares.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

      (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code. In addition, "Affiliate" means any other entity in which the Company owns an interest which would be an Affiliate as defined in the preceding sentence but for the fact that such entity is not a corporation. Employees of any such non-corporate affiliate shall not be granted ISOs under the Plan.

      (b) "Award" means a grant of Shares subject to conditions of forfeiture made pursuant to the terms of the Plan.

      (c) "Award Agreement" means the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

      (d) "Awardee" means a person to whom an Award has been granted pursuant to the Plan.

      (e) "Board of Trustees" means the Board of Trustees of the Company.

      (f) "Change of Control" has the meaning as set forth in Section 10 of the Plan.

      (g) "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Committee" has the meaning set forth in Section 3 of the Plan.

      (i) "Company" means Liberty Property Trust, a Maryland real estate investment trust.

      (j) "Disability" has the meaning set forth in Section 22(e)(3) of the Code.

      (k) "Fair Market Value" has the meaning set forth in Subsection 8(b) of the Plan.

      (l) "Grantee" means a person to whom an Option or an Award has been granted pursuant to the Plan.

      (m) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

      (n) "Non-employee Trustee " means a member of the Board of Trustees who is not an employee of the Company or an Affiliate and who qualifies both as a "non-employee director" as that term is used in Rule 16b-3 and as an "outside director" as that term is used in applicable IRS regulations promulgated under Code Section 162(m).

      (o) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

      (p) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

      (q) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

      (r) "Option Document" means the document described in Section 8 or
Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

      (s) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) or Subsection 9(a) of the Plan.

      (t) "Restricted Share" means a Share subject to conditions of forfeiture and transfer granted to any person pursuant to an Award under the Plan.

      (u) "Retirement" shall mean a termination of an Optionee's employment or services for the Company or an Affiliate at any time after such Optionee has reached age 65.

      (v) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

      (w) "Section 16 Officer" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

      (x) "Shares" means the shares of beneficial interest, $.01 par value per share, of the Company.

      (y) "Trustee" means a member of the Board of Trustees.

3. Administration of the Plan. The Plan shall be administered by the Board of Trustees of the Company if all members of the Board of Trustees are Non-employee Trustees; provided, however, that the Board of Trustees may designate a committee or committee(s) of the Board of Trustees composed of two or more of its Trustees to administer the Plan in its stead. If any member of the Board of Trustees is not a Non-employee Trustee, the Board of Trustees shall (i) designate a committee composed of two or more Trustees, each of whom is a Non-employee Trustee (the "Non-employee Trustee Committee"), to operate and administer the Plan in its stead, (ii) designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more of its Non-employee Trustees (the "Non-employee Trustee Committee") to operate and administer the Plan with respect to the Company's Section 16 Officers and the Trustees who are not members of the Non-employee Trustee Committee, and another committee composed of two or more Trustees (which may include Trustees who are not Non-employee Trustees) to operate and administer the Plan with respect to persons other than
Section 16 Officers or Trustees or (iii) designate only one committee composed of two or more Non-employee Trustees (the "Non-employee Trustee Committee") to operate and administer the Plan with respect to the Company's Section 16 Officers and Trustees (other than those Trustees serving on the Non-employee Trustee Committee) and itself operate and administer the Plan with respect to persons other than Section 16 Officers or Trustees. Any of such committees designated by the Board of Trustees, and the Board of Trustees itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." With the exception of the timing of grants of Options, the price at which Shares may be purchased, and the number of Shares covered by Options granted to each member of the Non-employee Trustee Committee, all of which shall be as specifically set forth in Section 9, the other provisions set forth herein, as it pertains to members of the Non-employee Trustee Committee, shall be administered by the Board of Trustees.

      (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

      (b) Grants and Awards. Except with respect to Options granted under Subsection 8(j) and to Non-employee Trustee Committee Members pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options and Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to
(i) determine the persons to whom, and the times at which Options and Awards are to be granted as well as the terms applicable to Options and Awards, (ii) determine the type of Option to be granted and the number of Shares subject thereto, (iii) determine the Awardees to whom, and the times at which, Restricted Shares are granted, the number of Shares awarded, and the purchase price per Share, if any, and (iv) approve the form and terms and conditions of the Option Documents and Award Agreements; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Grantee's services and responsibilities, the Grantee's present and potential contribution to the Company's success and such other factors as it may deem relevant. Notwithstanding the foregoing, grants of Options to Non-employee Trustee Committee Members shall be made exclusively in accordance with Section 9 and such other provisions of the Plan that specifically apply to such Options. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

      (c) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office under applicable law and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

      (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Trustees. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Declaration of Trust and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4. Grants and Awards under the Plan. Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO, or Awards of Restricted Shares, or any combination thereof, at the discretion of the Committee.

5. Eligibility. All key employees, consultants and advisors of the Company or an Affiliate and members of the Board of Trustees shall be eligible to receive Options and Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee. Notwithstanding anything to the contrary contained herein, consultants and advisors shall only be eligible to receive Options or Awards provided bona fide services shall be rendered by such persons, and such services are not in connection with a capital raising transaction.

6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options or Awards may be granted pursuant to the Plan (including Shares for which Options or Awards were granted under the Plan prior to this restatement) is four million thirty-three thousand five hundred thirty-five (4,033,535), subject to adjustment as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued Shares or Shares held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if Shares granted pursuant to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

7. Term of the Plan. The amended and restated Plan is effective as of February 26, 1997, the date of its adoption by the Board of Trustees (the "Approval Date"), subject to the approval of the amended and restated Plan within twelve months of the Approval Date by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting interests of the Company is, either in person or by proxy, present and voting, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No Option or Award may be granted under the Plan ten years after the Approval Date. If the Plan is not approved by shareholder vote as described above, all Options and Awards granted under the Plan as amended and restated that could not have been granted under the Plan as in effect without regard to this Amended and Restated Plan shall be null and void.

8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. To the extent any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to non-employee members of the Board of Trustees, except as otherwise provided in Subsection 9(c).

      (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything to the contrary contained herein, no employee shall be granted Options to acquire more than two hundred fifty thousand (250,000) Shares during any calendar year.

      (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, interests in the Company or any parent or subsidiary corporation possessing more than ten percent of the total combined voting power of all classes of interests of the Company or such parent or subsidiary, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Shares are traded in a public market, then the Fair Market Value per Share shall be, if the Shares are listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Shares are not so listed or included (or if there was no reported sale on the relevant date), the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or by the exchange, as applicable, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, or, in the event such method of determination of fair market value is determined to be inaccurate or such information as is needed for such determination as set forth above is not available, as the Committee determines in good faith.

      (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or qualified Offering Statement under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is deemed necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.
(d)Medium of Payment.  An Optionee shall pay for Shares (i) in cash,
(ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in Shares held by the Optionee. If payment is made in whole or in part in Shares, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the Shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in Shares, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for Shares delivered to the Company represent a number of Shares in excess of the number of Shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in Shares, the certificate or certificates issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of Shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

      (e)  Termination of Options.

           (i) No Option shall be exercisable after the first to occur of the following:

               (A) Expiration of the Option term specified in the Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, interests in the Company or any parent or subsidiary corporation possessing more than ten percent (10%) of the total combined voting power of all classes of interests of the Company or such parent or subsidiary;

               (B) The third month anniversary of the date of termination of the Optionee's services or employment with the Company or an Affiliate for any reason other than death, Disability or Retirement.

               (C) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the Share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of Share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

               (D) The date, if any, set by the Board of Trustees as an accelerated expiration date in the event of the liquidation or dissolution of the Company; or

               (E) The occurrence of such other event or events as may be set forth in the Option Document as causing an accelerated expiration of the Option.

           (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

           (iii) The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 8(e)(i) but permitted by this Subsection 8(e)(ii) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

           (iv) Unless otherwise expressly permitted in the Option Document, no Option granted pursuant to this Section 8 shall be exercisable following the termination of the Optionee's services as a member of the Board of Trustees or employment with the Company or any Affiliate with respect to any Shares in excess of those which could have been acquired by exercise of the Option on the date of such termination of services or employment.

      (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, (1) a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and (2) the Committee may provide, in an Option Document, that an Optionee may transfer Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Optionee receives no consideration for such Family Transfer and the Option Documents relating to Options transferred in such Family Transfer continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to the Family Transfer.

      (g) Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares with respect to which ISOs issued under the Plan and incentive stock options issued under any other incentive stock option plans of the Company or its Affiliates which are exercisable for the first time by the Optionee during any calendar year exceed $100,000. Any ISOs issued in excess of this limitation shall be treated as Non-qualified Stock Options issued under the Plan. For purposes of this subsection 8(g), the Fair Market Value of Shares shall be determined as of the date of grant of the ISO or other incentive stock option.

      (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

      (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 10 of the Plan, as applicable.

      (j) No Options shall be granted under the Plan if, taking into account the grant of such options, five or fewer individuals would own more than 50% of the outstanding Shares, as computed for purposes of Code Section 856(h).

9. Special Provisions Relating to Grants of Options to Non-employee Members of the Board of Trustees. Options granted pursuant to the Plan to non-employee members of the Board of Trustees shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan and would not cause a Non-employee Trustee to lose his or her status as a "non-employee director" (as that term is used for purposes of Rule 16b-3) due to the grant of Options to such person pursuant to this Section 9.

      (a) Timing of Grants; Number of Shares Subject of Options; Exercisability of Options; Option Price. Each non-employee member of the Board of Trustees shall be granted annually, commencing on the date of the initial public offering of Shares, and on each anniversary of such date thereafter, an Option to purchase five thousand (5,000) Shares provided such person is a member of the Board of Trustees on such grant date. Each such Option shall be a Non-qualified Stock Option exercisable with respect to twenty percent (20%) of the Shares subject to such Option after the first anniversary of the date of grant, exercisable with respect to fifty percent (50%) of the Shares after the second anniversary of the date of grant, and fully exercisable after the third anniversary of the date of grant. The Option Price shall be equal to the Fair Market Value of the Shares on the date the Option is granted.

      (b) Termination of Options Granted Pursuant to Section 9. No Option granted pursuant to this Section 9 shall be exercisable after the first to occur of the following:

           (i) The tenth anniversary of the date of grant.

           (ii) The third month anniversary of the date of termination of the Optionee's services as a member of the Board of Trustees for any reason other than death, Disability or Retirement.

           Notwithstanding anything to the contrary contained herein, no Option granted pursuant to this Section 9 shall be exercisable following the termination of the Optionee's services as a member of the Board of Trustees with respect to any Shares in excess of those which could have been acquired by exercise of the Option on the date of such termination of services.

      (c)  Applicability of Section 8 to Options Granted Pursuant to
Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a) (provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in Shares); and Subsection 8(f) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall not permit Family Transfers).

10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options and Awards outstanding (other than Options granted pursuant to Subsection 8(j) and Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan and held by Optionees who are employees of the Company or an Affiliate or members of the Board of Trustees at the time of a Change of Control shall become immediately exercisable in full and the restrictions applicable to Restricted Shares awarded to Awardees who are employees of the Company or an Affiliate or members of the Board of Trustees at the time of a Change of Control shall immediately lapse. Any amendment to this Section 10 which diminishes the rights of Optionees, shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

      A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Trustees, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Trustees, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or
(iii) the date the shareholders of the Company (or the Board of Trustees, if shareholder action is not required) and the shareholders of the other constituent corporation or entity (or its board of directors or trustees if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation or other entity, other than, in either case, a merger or consolidation of the Company in which holders of Shares immediately prior to the merger or consolidation will have at least a majority of the ownership of interests of the surviving corporation or entity (and, if one class of common stock or other equity interest is not the only class of voting securities entitled to vote on the election of directors or trustees of the surviving entity, a majority of the voting power of the surviving entity's voting securities) immediately after the merger or consolidation, which equity interest (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Shares immediately before the merger or consolidation, or (iv) the first day, after the date this Plan is effective on which there has occurred a change in the majority of the positions on the Board of Trustees or if any person (or any group of associated persons acting in concert) acquires, directly or indirectly, more than a percentage of the voting stock of the Trust in excess of that held by the "Senior Executives" (as defined in the Registration Statement) in the aggregate as of the date of the closing of the initial public offering of the Common Shares, in either case without the advance written consent of the current Board of Trustees.

11.   Adjustments on Changes in Capitalization.

      (a) Corporate Transactions. In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Shares on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Shares) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of Shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the Shares under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.

      (b) Proportionate Application. Any adjustment under this Section 11 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

      (c) Committee Authority. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

12. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. The Committee may, in its sole discretion, shorten or waive any term or condition with respect to all or any portion of any Award. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to Restricted Shares upon the death or Disability of the Awardee.

      (a) Number of Shares. Each Award Agreement shall state the number of Shares to which it pertains.

      (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board of Trustees specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the Award Agreement. An Awardee shall pay for such Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

      (c) Restrictions on Transfer and Forfeitures. A share certificate representing the Restricted Shares granted to an Awardee shall be registered in the Awardee's name but shall be held in escrow by the Company or an appropriate officer of the Company, together with an undated share transfer power executed by the Awardee with respect to each share certificate representing Restricted Shares in such Awardee's name. The Awardee shall generally have the rights and privileges of a shareholder as to such Restricted Shares including the right to vote such Restricted Shares and to receive and retain all cash dividends with respect to such Shares, except that the following restrictions shall apply: (i) the Awardee shall not be entitled to delivery of the certificate until the expiration or termination of any period designated by the Committee ("Restricted Period") and the satisfaction of any other conditions prescribed by the Committee; and (ii) all distributions with respect to the Restricted Shares other than cash dividends, such as share dividends, share splits or distributions of property, and any distributions (other than cash dividends) subsequently made with respect to other distributions, shall be delivered to the Company or an appropriate officer of the Company, together with appropriate share transfer powers or other instruments of transfer signed and delivered to the Company or appropriate officer of the Company by the Awardee, to be held by the Company or appropriate officer of the Company and released to either the Awardee or the Company, as the case may be, together with the Shares to which they relate; (iii) the Awardee will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the Restricted Shares or distributions (other than cash dividends) with respect thereto; and (iv) all of the Restricted Shares shall be forfeited and all rights of the Awardee with respect to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Awardee has remained a regular full-time employee of the Company or an Affiliate, any of its subsidiaries or any parent or any combination thereof until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Share. Upon the forfeiture of any Restricted Share, such forfeited shares shall be transferred to the Company without further action by the Awardee.

      (d) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee as provided for in the Plan, the restrictions applicable to the Restricted Share shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Awardee or the beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee's beneficiary or estate, as the case may be. The Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments. Notwithstanding the foregoing, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act, the Company may require as a condition to the transfer of Share certificates to an Awardee under this Subsection 12(d) that the Awardee provide the Company with an acknowledgment in form and substance satisfactory to the Company that
(a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that the transfer of Share certificates should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer transfer of Share certificates hereunder until any of the events described in this sentence has occurred.

      (e) Section 83(b) Election. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any Restricted Share in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

      (f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 12(d), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

      (g) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Awards issued to an Awardee, subject to the Awardee's consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 10 of the Plan.

13. Amendment of the Plan. The Board of Trustees of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Trustees of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of Shares as to which Options or Awards may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting interests of the Company is, either in person or by proxy, present and voting on the matter, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Grantee.

14. No Commitment to Retain. The grant of an Option or an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Trustees or in any other capacity.

15. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to its tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

16. Interpretation. The Plan is intended to enable transactions under the Plan with respect to Trustees and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-94782) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14139) and related Prospectus of Liberty Property Trust, to the incorporation by reference in the Registration Statement (Form S-3 No. 333-22211) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94036) and related Prospectus of Liberty Property Trust, of our report dated June 5, 1997, with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Detroit Properties included in the Current Reports on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership dated May 21, 1997 filed with the Securities and Exchange Commission.




                                                 /s/ FEGLEY & ASSOCIATES
Plymouth Meeting, Pennsylvania                   FEGLEY & ASSOCIATES
June 23, 1997